UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 25, 2024

Banzai International, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39826	85-3118980
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

435 Ericksen Ave, Suite 250 Bainbridge Island, Washington	98110
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (206) 414-1777

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	BNZI	The Nasdaq Global Market
Redeemable Warrants, each whole warrant exercisable for one share of Class A common stock at an exercise price of $11.50	BNZIW	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Enter into a Materially Definitive Agreement.

Debt Equitization & Repayment Plan

From August 23, 2024 to September 23, 2024 the Company entered into various agreements to reorganize outstanding debt from certain creditors (collectively, the “Creditors”) into shares of the Company’s Class A Common Stock (the “Shares”) (collectively, the “Debt Reorganization”). The Shares issued as part of the Debt Reorganization are a mix of Shares that are to be registered with the Securities and Exchange Commission (the “SEC”) in a registration statement on Form S-1 and Shares that are exempt from registration. As of September 24, the Company has issued an aggregate of 71,704 Shares to the Creditors in exchange for the cancellation of an aggregate of $52,244.91 of debt.

Amended and Restated Repayment Agreement with J.V.B Financial Group, LLC

On September 9, 2024, the Company entered into a Repayment Agreement (the “Original J.V.B Agreement”) with J.V.B Financial Group, LLC (“J.V.B”) acting through Cohen & Company Capital Markets Division (“Cohen”), pursuant to which the parties agreed that for services previously rendered valued at $115,000.00 (the “Outstanding Debt”), the Company shall issue J.V.B. unrestricted, freely-trading, registered shares of Common Stock pursuant to a resale registration statement on Form S-1 or S-3. On September 9, 2024, the Company and J.V.B. entered into an Amended and Restated Repayment Agreement (the “Amended J.V.B Agreement”) that allowed for the Outstanding Debt to be paid through the issuance of 29,077 Shares to J.V.B. Under the Amended J.V.B. Agreement, the Company agreed to file a Registration Statement on Form S-1 with the SEC for the public resale of the Shares. The Company shall use reasonable best efforts to cause the Registration Statement (the “Resale Registration Statement”) to be filed within 90 days after the signing of the Amended J.V.B. Agreement. If the minimum price, as defined in the Amended J.V.B. Agreement, on the date the Resale Registration Statement is declared effective is less than $0.0791, the Company will issue additional Shares to J.V.B within one business day to ensure the total value of the Shares is equal the debt owed.

CP BF Lending, LLC

On February 19, 2021, the Company, along with Joe Davy and Demio, Inc. (the “Guarantors”), issued a convertible promissory note (the “First Senior Convertible Note”) in an aggregate principal amount of $1,500,000 to CP BF Lending, LLC (“CP BF”) in connection with a loan agreement, dated February 19, 2021, between the Company and CP BF (the “Loan Agreement”). On October 10, 2022, the Loan Agreement was amended, whereby CP BF waived payment by the Company of four months of cash interest with respect to the term loan under the Loan Agreement in replacement for a convertible promissory note (the “Second Senior Convertible Note” and, together with the First Senior Convertible Note, the “Senior Convertible Notes”) issued by the Company in an aggregate principal amount of $321,345. On August 24, 2023, the Company and CP BF entered into a forbearance agreement (the “Original Forbearance Agreement”), as amended by the First Amendment to Forbearance Agreement, dated as of December 14, 2023 (collectively, the “Forbearance Agreement”), pursuant to which they agreed to amend and restate the Senior Convertible Notes so that they would not convert at the closing of a business combination as a “Change of Control” event. After the closing of the business combination that occurred on December 14, 2023, the Senior Convertible Notes became convertible, at CP BF’s option on 5 days’ written notice to the Company, into shares of the Company’s Class A Common Stock. The Senior Convertible Notes provide that, at all times after a SPAC Transaction (as defined in the Senior Convertible Notes), the conversion price for any such conversion is approximately $4.35 per share, subject to adjustment as set forth therein.

After Closing, the Senior Convertible Notes became convertible, at CP BF’s option on 5 days’ written notice to the Company, into shares of Class A Common Stock. The Senior Convertible Notes provide that, at all times after a SPAC Transaction (as defined in the Senior Convertible Notes), the conversion price for any such conversion is approximately $4.35 per share (subject to adjustment as set forth therein).

On September 5, 2024, the Company entered into a Side Letter to the Loan Agreement whereby the Company agreed to enter into definitive transaction documents with CP BF and the Guarantors, where by each agreed that substantially all of the outstanding obligations of the Company and Guarantors with regard to the Loan Agreement shall be consolidated and evidenced by a single convertible note (the “Convertible Note”), and that, absent an event of default, the Convertible Note shall accrue interest at a rate of 15.5%, which interest shall be paid in kind monthly (collectively, the “Rate Reduction”). In exchange for agreeing to the Rate Reduction, CP BF subscribed (the “Subscription”) for, and the Company agreed to issue to CP BF, 70,000 Shares; the Company also agreed to register those shares in this registration statement.

As of September 23, 2024, the Company owed an aggregate of $10,758,774.75 under the Senior Convertible Notes payable to CP BF.

On September 23, 2024, the Company entered into such definitive transaction documents with CP BF, including a Securities Purchase Agreement (the “CP BF SPA”), a Registration Rights Agreement (the “RRA”), a Lock-Up Agreement (the “Lock Up”) and issued CP BF a Common Stock Purchase Warrant (the “Warrant”) and a Pre-Funded Warrant (the “Pre-Funded Warrant,” together with the CP BF SPA, RRA, Lock Up and Warrant, the “CP BF Transaction Documents”). Pursuant to the CP BF SPA, CP BF agreed to convert $2,000,000 in debt into $2,200,000 in equity, consisting of 260,849 shares of Class A Common Stock, Warrants to purchase up to 565,553 shares of Class A Common Stock and Pre-Funded Warrants to purchase up to 304,704 shares of Class A Common Stock (all such securities and shares collectively referred to as the “CP BF Registrable Securities”). Under the CP BF SPA, CP BF elected to purchase Pre-Funded Warrants in lieu of shares of Common Stock in such manner to result in them paying the full Subscription Amount ($2,000,000) to the Company. The Warrant can be exercised at an initial exercise price of $4.02 per share, subject to adjustment for a term of five years. The Pre-Funded Warrants will be exercisable at any time after the date of issuance at an exercise price of $0.0001. Neither warrant may be exercised if the holder, together with its affiliates, would beneficially own more than 19.99% of the number of shares of Common Stock outstanding immediately after giving effect to such exercise. Both warrants may be exercised via cash or cashless exercise. Pursuant to the RRA, the Company agreed to file this registration statement to register the CP BF Registrable Securities and for this registration statement to become effective on or before December 9, 2024. Under the Lock-Up, the Company’s CEO, Joe Davy, agreed not to sell an aggregate of 2,311,143 shares of Class B Common Stock that he owns until such time as CP BF no longer owns any of the CP BF Registrable Securities. Under the terms of the CP BF SPA, for a period of 45 days after the date this Registration Statement is filed, except for certain specified transactions, the Company may not issue or enter into any agreement to issue shares of common stock, without CP BF’s prior written consent; the Company is similarly prohibited from entering into any variable rate transactions for a period of 12 months.

Although the Note has a principal amount of $10,758,774.75, taking into account the purchase and sale pursuant to the CP BF SPA, the Company continued to owe$8,758,775 to CP BF. CP BF agreed to convert such debt into a consolidated convertible loan, evidenced by a convertible note (the “Note”), via the Second Amendment to Loan Agreement, dated as of September 23, 2024 (the “Amended Loan Agreement”). Pursuant to the Amended Loan Agreement, interest shall accrue as payable-in-kind at an annual interest rate of 15.5% per annum, which shall increase to 20% upon the occurrence of an event of default. The Company shall also pay CP BF a $900 monthly servicing fee, which may increase by 7% annually if certain fees increase in cost and paid CP BF a one-time origination fee in the amount of $160,000. The Amended Loan Agreement also provides certain instances in which the Company must prepay the loan. Until such time as the loan is paid in full, CP BF maintains the right to appoint one representative to the Company’s Board of Directors to attend and observe the Board of Director meetings. Adding in a 1% exit fee on the Note, we agreed to register an aggregate of 2,279,271 shares of Class A Common Stock underlying the Note in this registration statement. The Note may be converted into shares of the Company’s Class A Common Stock at a conversion price of $3.89 per share and matures on February 19, 2027.

Agreement with Alco

On September 19, 2024, the Company and Alco agreed to convert $4,708,099 of debt into $5,178,908.90 in equity, on the same terms as set forth in the CP BF Transaction Documents (the “Alco Transaction Documents”, together with the CP BF Transaction Documents, the “Transaction Documents”). Accordingly, Alco shall receive, and we agreed to register 282,420 shares of Class A Common Stock, Warrants to purchase up to 1,331,340 shares of Class A Common Stock and Pre-Funded Warrants to purchase up to 1,048,920 shares of Class A Common Stock (collectively, the “Alco Securities”). As consideration for the repayment of all of Alco’s outstanding debt, $470,809.90 was credited toward the purchase price of the Alco Securities.

Repayment Agreement with Perkins Coie LLP

On September 9, 2024, the Company entered into a Repayment Agreement (the “Perkins Repayment Agreement”) where the Company agreed to issue $1,383,500.00 worth of Shares , which the Company shall register in a registration statement on Form S-1 within 60 days of entering into the Perkins Repayment Agreement. Under the Perkins Repayment Agreement, the Company agrees to include no fewer than 23,000,000 Shares, subject to adjustment, in its next registration statement on Form S-1 or S-3 for public resale and will use reasonable best efforts to ensure the Registration Statement becomes effective promptly and remains effective until all Shares issued under the Perkins Repayment Agreement are sold.

Addendum to Letter Agreements with Roth Capital Partners, LLC

On October 5, 2022, the Company engaged Roth Capital Partners, LLC (“Roth”) to act as financial advisor to the Company in its then proposed business combination with 7GC & Co. Holdings, Inc. (“7GC”), pursuant to an agreement (the “Roth Agreement”). On October 14, 2022, 7GC entered into a similar agreement where MKM Partners, LLC, later acquired by Roth, would act as financial advisor to 7GC in its then proposed business combination with the Company (the “7GC Agreement”, together with the Roth Agreement, the “Letter Agreements”). On February 2, 2024, the Company entered into an Addendum to the Letter Agreements with Roth (the “Addendum”), where the Company agreed to pay the fees owed under the Roth Agreement and 7GC Agreement by (1) issuing to Roth 175,000 Shares and amending the Company’s registration statement on Form S-1 filed with the SEC on December 29, 2023 to include the initial 175,000 Shares to be issued, and 600,000 Shares that may be issued as additional shares, as defined in the Addendum, to Roth, and (2) on or before June 30, 2024, the Company shall pay to Roth an amount in cash equal to $300,000 (the “Cash Fee”); provided that, if, as a result of the Company’s cash position at such time, the Company determines in its reasonable discretion that the cash payment should not be made in cash, then the Company may elect to satisfy the cash payment by issuing to Roth, within three business days of such date, additional Shares. The number of Shares to be issued pursuant to the Addendum shall be determined by dividing the amount of the cash payment by the VWAP for the trading day immediately preceding the cash payment date. On September 6, 2024, the Company issued 35,294 Shares to Roth in lieu of the Cash Fee. The Shares are exempt from registration pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended, and are to be issued as restricted stock with an appropriate restrictive legend.

Settlement Agreement and Promissory Note with GEM Global Yield LLC SCS

On December 13, 2023, the Company and GEM Global Yield LLC SCS “société en commandite simple” formed under the laws of Luxembourg (“GEM Global”), entered into a binding term sheet (the “Term Sheet”) pursuant to which the Company was obligated to issue to GEM Global a convertible debenture in the amount of $2,000,000 (the “Convertible Debenture”), with such Convertible Debenture to be issued in lieu of the 2% Commitment Fee payable under the terms of the Share Purchase Agreement (as defined below). On December 14, 2023, GEM Global and GEM Yield Bahamas Limited, a limited company formed under the laws of the Commonwealth of the Bahamas (“GEM Yield”) executed a letter of understanding (the “Letter of Understanding”) confirming that, upon issuance of the Convertible Debenture on terms consistent with the Term Sheet, and the issuance of the warrants described in Section 4.12(b) of the Share Purchase Agreement, dated as of May 27, 2022, among the Company, GEM Global and GEM Yield (the “Share Purchase Agreement”), the Share Purchase Agreement would terminate retroactively, effective as of December 13, 2023. On February 5, 2024, the Company, GEM Global and GEM Yield entered into a Settlement Agreement pursuant to which the obligations under the warrants issued under the Share Purchase Agreement, the Term Sheet, and the Share Purchase Agreement shall be settled and formally terminated (the “Settlement Agreement”). Also pursuant to the Settlement Agreement, the Company issued to GEM Global a promissory note in the amount of One Million Dollars ($1,000,000.00) (the “Promissory Note”). The Promissory Note is convertible into unrestricted, freely-trading, registered Shares in the case the Company fails to make a monthly payment within five days of the scheduled payment date under the Promissory Note. The number of Shares to be converted and issued pursuant to the Promissory Note shall be determined by dividing the amount due under the Promissory Note for that month (“Monthly Payment Amount”) by the VWAP (as defined in the Promissory Note) for the Trading Day (as defined in the Promissory Note) immediately preceding the scheduled payment due date (the “Payment Due Date”).

Activate Agreement

The Company owed Activate, Inc. $261,200 for past services rendered. The parties agreed to write off 50% of that balance and for the remaining balance to be paid at the close of the Company’s next capital raise.

Floor Price Adjustment Agreement with Yorkville Advisors

On September 20, 2024, the Company entered into a Floor Price Reduction Agreement (the “Floor Price Reduction Agreement”) with YA II PN, LTD., a Cayman Islands exempt limited partnership managed by Yorkville Advisors Global, LP (“Yorkville”). On May 3, 2024, the Company entered into a debt repayment agreement with Yorkville (the “Original Debt Repayment Agreement”) stating that $2 million of the proceeds from a registered sale of Shares and warrants would be used to repay a portion of the principal and interest on outstanding promissory notes (the “Outstanding Promissory Notes”). In return, Yorkville agreed not to convert any portion of the debt into shares or issue an investor notice under their Standby Equity Purchase Agreement (the “SEPA”) with Yorkville for 90 days (the “Standstill Period”). On May 22, 2024, the Company entered into an Amended Debt Repayment Agreement (the “Amended Debt Repayment Agreement”). Under the terms of the Amended Debt Repayment Agreement, the outstanding balance owed to Yorkville was reduced from $2 million to $750,000. Yorkville was still not allowed to convert debt into Shares or issue an investor notice for 90 days. On August 28, 2024, the Standstill Period ended, and Yorkville was free to resume delivering investor notices to convert outstanding debt into Shares. Due to the end of the Standstill Period and the Company’s recent reverse stock split, at a ratio of 1-to-50, the Company and Yorkville, pursuant to the Floor Price Adjustment Agreement, agreed to amend and restate the prior repayment agreements such that the outstanding principal under the Amended Debt Repayment Agreement was reduced to $0.7 million, with no remaining interest, the floor price, as described in the Outstanding Promissory Notes, was adjusted to $2.00, and the maturity date for the Outstanding Promissory Notes is extended by 120 days to January 17, 2025.

Repayment Agreement with Cooley LLP

On September 19, 2024 the Company entered into a Repayment Agreement with Cooley LLP (“Cooley”)for previously provided legal services (the “Cooley Repayment Agreement”). Under the Cooley Repayment Agreement, the Company’s outstanding fees have been lowered from $1,523,029.39 to $400,000.00 (the “Cooley Unpaid Fee”) in exchange for 11 monthly installments of $36,300.00, with the first payment to be made on October 1, 2024. If payments are not made in accordance with the Repayment Agreement, Cooley retains the right to seek to collect the entire Cooley Unpaid Fee.

Settlement Letter with CohnReznick LLP

On September 19, 2024, the Company entered into a Settlement Letter with CohnReznick LLP (“CohnReznick”) regarding the Company’s unpaid balance totaling $817,400.00 for services rendered in connection with the 7GC business combination with the Company (the “Settlement Letter”). Under the Settlement Letter, the Company and CohnReznick agreed to settle the total unpaid balance due, upon CohnReznick’s receipt of $450,000 (the “Settlement Amount”), which will be paid in 15 equal monthly installments of $30,000.00. In consideration of the Settlement Letter, CohnReznick has agreed to not to pursue collection efforts now or at any time in the future, except as otherwise provided in the Settlement Letter.

Repayment Agreement with Sidley Austin LLP

On September 19, 2024, the Company entered into a Repayment Agreement with Sidley Austin LLP (“Sidley”) for previously provided legal services (the “Sidley Repayment Agreement”). Under the Sidley Repayment Agreement, the Company’s outstanding fees have been lowered from $4,815,979.37 to $1,605,326.00 (the “Sidley Unpaid Fee”). Under the Sidley Repayment Agreement, the Company agrees to 12 monthly payments that Sidley applies to the balance of the Sidley Unpaid Fee on a 2 for 1 basis, such that for every one dollar ($1.00) paid by Company, Sidley shall reduce the Sidley Unpaid Fee Amount by an additional two dollars ($2.00).

Repayment Agreement with Donnelley Financial LLC

On September 13, 2024, the Company entered into a Repayment Agreement with Donnelley Financial LLC (“Donnelley”) for previously provided services (the “Donnelley Repayment Agreement”). Under the Donnelley Repayment Agreement, the Company’s outstanding fees have been lowered from $1,072,147.75 to $715,122.55 (the “Donnelley Unpaid Fee”). The Donnelley Unpaid Fee will be paid in 12 monthly installments, with the first monthly payment of $45,000.00 due on October 1, 2024; the remaining 11 payments shall each be in the amount of $28,365.93. Under the Donnelly Repayment Agreement, the Donnelly Unpaid Fee shall become immediately due and payable upon the occurrence of certain events, including failure to make a payment of the Donnelly Unpaid Fee when due and failure to pay for any additional services.

Repayment Agreement with Verista Partners, Inc.

On August 26, 2024, the Company entered into a Repayment Agreement with Verista Partners, Inc. aka Winterberry Group, (“Verista” or “Winterberry”) for previously provided services (the “Verista Repayment Agreement”). Under the Verista Repayment Agreement, the Company’s outstanding fees are $196,666.00 (the “Verista Unpaid Fee”). The Company and Verista have agreed that the Verista Unpaid Fee will be repaid with $66,666.00 worth of Shares of the Company, and $130,000.00 in 16 equal cash installment payments of $8,125.00, beginning on October 1, 2024, and on the first day of each month thereafter through January 1, 2026.

Item 2.03	Creation of a Direct Financial Obligation

Item 3.02	Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 relating to the issuance of shares of Common Stock pursuant to the agreements associated with the Debt Reorganization is incorporated by referenced herein in its entirety. All such shares were not registered under the Securities Act of 1933, as amended (“Securities Act”), in reliance upon the exemption from registration provided by Section 4(a)(2) of the Securities Act and/or Rule 506(b) of Regulation D promulgated thereunder. The securities may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements. This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy, the securities described herein.

Item 8.01	Other Items.

Investor Relations Consulting Agreement with MZHCI, LLC

On August 26, 2024, the Company entered into an Investor Relations Consulting Agreement (the “Consulting Agreement”) with MZHCI, LLC, a MZ Group Company (“MZHCI”), pursuant to which the Company agreed to issue 1,200,000 restricted Shares, partially in exchange for the various investor relations services outlined in the Consulting Agreement. The Company will also pay MZHCI $12,500 per month for their investor relations services with an annual 5% cost of living adjustment. This agreement becomes effective upon the execution of the Consulting Agreement and shall remain effective for a period of six (6) months, unless terminated earlier. The Consulting Agreement shall automatically renew every six (6) months thereafter unless either party delivers to the other sixty (60) days written notice of termination prior to the end of the then-current term. On September 9, 2024, the Company issued 1,200,000 Shares to MZHCI. The Shares are exempt from registration pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended, and are to be issued as restricted stock with an appropriate restrictive legend.

Reduction in Force

On September 16, 2024, the Company committed to a reduction in force (the “Reduction”)  intended to decrease expenses and maintain a streamlined organization to support key programs and customers, and that is expected to conserve cash. As part of the Reduction, the Company expects to reduce its overall headcount by approximately 24 employees, of which 9 are full-time salaried employees, 2 are hourly full-time employees, and 11 contractors. The Reduction represents approximately 34% of its full-time employees as of September 15, 2024. These cost-saving measures from the Reduction are expected to reduce annual operating expenses by approximately an additional $1.3M beginning in the fourth quarter of 2024. The Company estimates that it will incur total restructuring charges of approximately $80,000.00, including severance payments in connection with the Plan. Of the total charges, substantially all charges are expected to be future cash expenditures. The Company expects the Reduction will be substantially completed by September 30, 2024.

The estimates of the charges that the Company expects to incur in connection with the Reduction, and the timing thereof, are subject to a number of assumptions and actual amounts may differ materially from estimates. In addition, the Company may incur other charges or cash expenditures not currently contemplated due to unanticipated events that may occur, including in connection with the implementation of the Reduction.

A copy of the agreements discussed in this Report are attached hereto as Exhibits and are incorporated by reference herein. The foregoing summaries of the terms of these agreements do not purport to be a complete description of each of the documents described in this report and are qualified in their entirety by such documents.

A copy of the Company’s press release issued on September 24, 2024 disclosing the Debt Equitization and Repayment Plan is filed as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

This report shall not constitute an offer to sell or the solicitation to buy nor shall there be any sale of the securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description

4.1	Secured Convertible Promissory Note dated as of September 23, 2024
10.1	Amended and Restated Repayment Agreement with J.V.B Financial Group, LLC
10.2	Investor Relations Consulting Agreement with MZHCI, LLC
10.3	Amended and Restated Convertible Promissory Note, by and among Banzai and CP BF Lending, LLC (incorporated by reference to Exhibit 4.7 to the Registration Statement on Form S-4 filed by 7GC on August 30, 2023).
10.4	Loan Agreement, dated February 19, 2021, by and among the Company, Joseph P. Davy as an Individual Guarantor, Demio, Inc., as an Individual Guarantor and CP BF Lending, LLC, as Lender.
10.5	Forbearance Agreement, dated August 24, 2023, by and among the Company, the guarantors party to the Loan Agreement (as defined therein), and CP BF Lending, LLC (incorporated by reference to Exhibit 10.18 to the Registration Statement on Form S-4 filed by 7GC on August 30, 2023).
10.6	Side Letter to the Loan Agreement with CP BF Lending, LLC
10.7	Repayment Agreement with Perkins Coie LLP
10.8	Addendum to Letter Agreements, dated February 5, 2024, by and between Banzai International, Inc. (f/k/a 7GC & Co. Holdings Inc.) and Roth Capital Partners, LLC.
10.9	Settlement Agreement, dated February 5, 2024, by and between Banzai International, Inc. (f/k/a 7GC & Co. Holdings Inc.), GEM Global Yield LLC SCS and GEM Yield Bahamas Limited.
10.10	Unsecured Promissory Note, dated February 5, 2024, issued by the Company to GEM Global Yield LLC SCS (incorporated by reference to Exhibit 10.4 to the Current Report on Form 8-K filed on February 8, 2024).
10.11	Floor Price Adjustment Agreement with Yorkville Advisors
10.12	Repayment Agreement with Cooley LLP
10.13	Settlement Letter with CohnReznick LLP
10.14	Repayment Agreement with Sidley Austin LLP
10.15	Repayment Agreement with Donnelley Financial LLC
10.16	Securities Purchase Agreement with Alco Investment Company
10.17	Securities Purchase Agreement with CP BF Lending, LLC
10.18	Repayment Agreement with Verista Partners, Inc.
10.19	Second Amendment to Loan Agreement by and among the Company, Demio Holding Inc., Banzai Operating Co. LLC and CP BF Lending, LLC, as Lender dated as of September 23, 2024
10.20	Form of Registration Rights Agreement between the Company and Alco
10.21	Form of Lock-Up Agreement dated September 23, 2024
10.22	Form of Pre-Funded Warrant to Alco dated September 23, 2024
10.23	Form of Warrant with Alco dated September 23, 2024
10.24	Form of Registration Rights Agreement between the Company and CP BF
10.25	Form of Lock-Up Agreement dated September 23, 2024
10.26	Form of Pre-Funded Warrant to CP BF dated September 23, 2024
10.27	Form of Warrant with CP BF dated September 23, 2024
99.1	Press Release
104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 25, 2024

BANZAI INTERNATIONAL, INC.

By:	/s/ Joseph Davy
Joseph Davy
Chief Executive Officer